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23441 Golden Springs Dr., #160
Diamond Bar, CA  91765
U.S.A.
Tel:  1.909.263.2550
Fax: 1.909.594.9530

November 18, 2008

Office of the Chief Accountant

SECPS Letter File

Mail Stop 9-5

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

Re:   China Growth Development, Inc.

We have read the statements that we understand China Growth Development, Inc. (CGDI) will include under Item 4.01 of the Form 8-K/A report, dated November 10, 2008, it filed regarding the recent change of auditors and the statement of Item 4.01(a)(iv).  We DO NOT agree with such statements made regarding our firm.  Our firm stopped providing further service to CGDI because the filing fee was not paid for previous quarters.  Our firm resigned.  Chingtang Chang in KCCW (the successor auditor) took all working paper from UIAC without authoriaztion.

Very truly yours,

/s/  not legible

United International Accountancy Corporation

SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report too be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2008            United International Accountancy Corporation

                            By:  /s/  United International Accountancy Corporation